                          CHICAGO RIVET & MACHINE CO.

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This form, or a form substantially equivalent to this form, must be used to accept the offer set forth in the Offer to Purchase, dated March 16, 2000, and the related Letter of Transmittal which, as amended from time to time, together constitute the offer by Chicago Rivet & Machine Co., an Illinois corporation, to purchase up to 225,000 shares of its common stock, par value $1.00 per share, at a price not greater than $23.00 nor less than $20.00 per share, net to the seller in cash, specified by tendering shareholders, upon the terms and subject to the conditions contained in the Offer to Purchase.

     The offer will expire at 5:00 P.M., New York City time, on Friday, April 14, 2000, unless the offer is extended (as it may be extended, the "Expiration Date"). As described in the Offer to Purchase, if you desire to tender your shares and (1) certificates for your shares cannot be delivered to the Depositary (as defined below) prior to the Expiration Date; or (2) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or (3) the Letter of Transmittal and all other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may tender your shares by following the procedures described in
Section 3 of the Offer to Purchase, including completion of this Notice of Guaranteed Delivery. See Section 3 of the Offer to Purchase.

 IF TENDER IS NOT BEING MADE IN THE METHOD SET FORTH ABOVE, THEN THIS FORM NEED
                               NOT BE COMPLETED.

                        The Depositary for the offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

          By Mail:               By Facsimile Transmission:    By Hand or Overnight Courier:
     Wall Street Station                                              Receive Window
        P.O. Box 1023                  (212) 701-7636                Wall Street Plaza
   New York, NY 10268-1023                                      88 Pine Street, 19th Floor
                               Confirm Facsimile Transmission       New York, NY 10005
                                by Telephone: (800) 245-7630

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO CHICAGO RIVET WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERIES TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

     The undersigned hereby tenders to Chicago Rivet at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase. The undersigned understands that a tender of shares will include a tender of the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of November 22, 1999, between Chicago Rivet and First Chicago Trust Company of New York, as rights agent, and that no separate consideration will be paid for the preferred stock purchase rights. For a description of the rights, see Section 7 of the Offer to Purchase. Unless the context otherwise requires, all references to shares shall include the associated preferred stock purchase rights.


Number of Shares:                               Name(s)
-----------------------------------------       -----------------------------------------
-----------------------------------------       -----------------------------------------
                                                (PLEASE PRINT)
Certificate Nos: (if available)
-----------------------------------------       Address(es):
                                                ------------------------------------
[ ] Check here if shares will be tendered       -----------------------------------------
    by book-entry transfer and complete         (INCLUDING ZIP CODE)
    the following:
                                                Area Code and Tel. No.
Name of Tendering Institution:                  ------------------------
-----------------------------------------
                                                Signature(s)
Account No.:                                    ------------------------------------
------------------------------------            -----------------------------------------

                          PRICE (IN DOLLARS) PER SHARE
                                AT WHICH SHARES
                               ARE BEING TENDERED

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
           A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED
                                 MUST BE USED.

            CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
           IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------

                            SHARES TENDERED AT PRICE
                        DETERMINED PURSUANT TO THE OFFER

[ ] The undersigned wants to maximize the chance of having Chicago Rivet purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by the Chicago Rivet in accordance with the terms of the offer. This action will result in receiving a price per share as low as $20.00 or as high as $23.00.

          ------------------------------------------------------------

                                       OR

          ------------------------------------------------------------

                                SHARES TENDERED
                       AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE. If more than one box is checked, or if no box is checked, there is no valid tender of shares.

        Price (in dollars) per share at which shares are being tendered:

[ ] 20.000    [ ] 20.875    [ ] 21.750    [ ] 22.625
[ ] 20.125    [ ] 21.000    [ ] 21.875    [ ] 22.750
[ ] 20.250    [ ] 21.125    [ ] 22.000    [ ] 22.875
[ ] 20.375    [ ] 21.250    [ ] 22.125    [ ] 23.000
[ ] 20.500    [ ] 21.375    [ ] 22.250
[ ] 20.625    [ ] 21.500    [ ] 22.375
[ ] 20.750    [ ] 21.625    [ ] 22.500

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Offer to Purchase) hereby guarantees to deliver to the Depositary at one of its addresses set forth above the certificates for all tendered shares in proper form for transfer (or Book Entry Confirmation (as defined in the Offer to Purchase)), together with a properly completed and duly executed Letter of Transmittal (or manually signed copy thereof) and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) with a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three American Stock Exchange trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


---------------------------------------------------  ---------------------------------------------------
Name of Firm                                         Authorized Signature
---------------------------------------------------  ---------------------------------------------------
Address                                              Name
---------------------------------------------------  ---------------------------------------------------
City, State, Zip Code                                Title
---------------------------------------------------
Area Code and Telephone Number

                                      Dated:                , 2000

           NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM. YOUR CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.